UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

On November 9, 2007, in contemplation of the acquisition of CheckFree Corporation (“CheckFree”) by Fiserv, Inc. (the “Company”), the Company amended a number of the restrictions, covenants and other provisions contained in the credit agreement among the Company and the financial institutions party thereto evidencing its existing revolving credit facility. The revolving credit facility, as amended, requires the Company, among other things, to limit its consolidated indebtedness to no more than a specified multiple (ranging from 3.5 to 4.5) of the Company’s consolidated net earnings before interest, taxes, depreciation and amortization and certain other adjustments (“EBITDA”) at the end of any fiscal quarter for the four consecutive fiscal quarters then ending (giving pro forma effect to acquisitions and dispositions during such period); and to maintain consolidated EBITDA of at least three times its consolidated interest expense at the end of each fiscal quarter for the four consecutive fiscal quarters then ending (giving pro forma effect to acquisitions and dispositions during such period). Pursuant to the amendment, the revolving credit facility is fully and unconditionally guaranteed by certain of the Company’s wholly-owned domestic subsidiaries on the same terms as described for the Company’s new term loan facility described below. The expiration date of the revolving credit facility continues to be March 24, 2011, and the Company continues to have the flexibility to increase its borrowings under the facility up to $1.25 billion subject to the satisfaction of a number of conditions. If the acquisition of CheckFree is not consummated, the amendment to the revolving credit facility will become void and of no effect, and the terms of the revolving credit facility will revert to those in place prior to the November 9, 2007 amendment. The description of the amendment to the revolving credit facility set forth above is qualified by reference to the amendment to the credit agreement filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Entry into Term Loan Facility

On November 9, 2007, in contemplation of the acquisition of CheckFree, the Company entered into a loan agreement with a syndicate of banks evidencing an unsecured senior term loan facility under which the Company may borrow up to $2.5 billion at the time of the completion of the acquisition of CheckFree. The Company’s ability to borrow under the term loan facility is conditioned upon the completion of the acquisition of CheckFree. As a result, it expects to draw the entire amount of the loan at the time of closing and the Company currently has no borrowings under the term loan facility. The term loan will bear interest at a variable rate equal to LIBOR plus a specified margin, which may be adjusted up or down depending on whether certain criteria are satisfied, or the base rate (which is the higher of the JPMorgan Chase Bank, National Association prime rate and the federal funds effective rate plus 0.5%), and will mature five years after the closing of the CheckFree acquisition. The term loan facility contains various restrictions and covenants applicable to the Company and certain of its subsidiaries that are substantially similar to those contained in the Company’s existing revolving credit facility, as amended (as described above). If the CheckFree acquisition is not consummated, the term loan facility will be terminated without any borrowing thereunder.

The Company must repay the term loan in principal installments of $250 million on or before December 31 of 2008 and 2009, $375 million on or before December 31 of 2010 and 2011 and $1.25 billion at maturity of the five-year term. Voluntary prepayments are permitted at any time without fee upon proper notice. The Company is required to make mandatory prepayments in the event of, and using net cash proceeds from, certain equity, debt or asset disposition transactions if its senior, unsecured, long-term indebtedness for borrowed money without credit enhancement is rated below BBB- by Standard & Poor’s and below Baa3 by Moody’s Investors Service, Inc.

The term loan facility is fully and unconditionally guaranteed by certain of the Company’s wholly-owned domestic subsidiaries. The term loan facility provides that a guarantor may be released as a guarantor under such facility (1) upon the Company’s notice, if such guarantor ceases to be a “material subsidiary” as defined in the term loan facility (excluding certain guarantors that are not “material subsidiaries” on the date they become guarantors or, in certain cases, on the date of the acquisition of CheckFree); or (2) upon the Company’s request, provided that (x) any such release of a material subsidiary is only permitted if substantially all or all of the equity interests or assets of such material subsidiary are being sold, transferred or otherwise disposed of and (y) if at the time of such release the aggregate amount of the EBITDA of such subsidiary and all of the Company’s domestic subsidiaries that are not guarantors under the facility for the most recent completed four-quarter period for which financial statements have been delivered pursuant to the term loan facility exceeds 40% of the Company’s EBITDA for the four-quarter period most recently ended prior to the closing date (or, upon the funding of the term loan at the acquisition of CheckFree, the date of such funding), then the Company will contemporaneously with such release cause domestic subsidiaries having sufficient EBITDA to become additional guarantors under the term loan facility to eliminate such excess. In addition, the term loan facility provides for the automatic release of all guarantors while the Company’s senior, unsecured, long-term indebtedness for borrowed money without credit enhancement is rated at or above A- by Standard & Poor’s and at or above A3 by Moody’s Investors Service, Inc.

The term loan facility contains customary events of default. If an event of default occurs and is continuing, the administrative agent may declare any outstanding obligations under the term loan facility to be immediately due and payable.

The description of the term loan facility set forth above is qualified by reference to the loan agreement filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

Sale of Fiserv Health

On November 1, 2007, the Company entered into a stock purchase agreement to sell substantially all of its health businesses (“Fiserv Health”), which provide health plan administration, pharmacy management and other related services, to United Healthcare Services, Inc. for an aggregate purchase price of $775 million in cash at closing. Consummation of the transaction is subject to customary conditions, including receipt of regulatory approvals, and is expected to be completed by the end of 2007 or in the first quarter of 2008. Nevertheless, the Company cannot provide any assurance that the sale of Fiserv Health will be consummated within that time frame, or at all. The description of the stock purchase agreement set forth above is qualified by reference to the stock purchase agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Entry into Term Loan Facility” is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Sale of Fiserv Investment Support Services

On May 24, 2007, the Company entered into agreements to sell its Investment Support Services segment (“Fiserv ISS”) in two separate transactions. Beginning in the second quarter of 2007, the Company reported the assets and liabilities of Fiserv ISS as held for sale and also reported Fiserv ISS’ results of operations and cash flows as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). The transactions are subject to customary closing conditions. The transaction with TD AMERITRADE Online Holdings Corp. is currently expected to close in the fourth quarter of 2007 and the transaction with Robert Beriault Holdings, Inc. is expected to close in the first quarter of 2008. Nevertheless, the Company cannot provide any assurance that the sale of Fiserv ISS will be consummated within that time frame, or at all.

The Company is filing this Current Report on Form 8-K to provide revised historical financial statements and related disclosures for all periods presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (the “First Quarter Form 10-Q”) to reflect the application of SFAS 144. These revised historical financial statements and related disclosures are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. These exhibits contain selected information that corresponds to the information contained in the 2006 Form 10-K and the First Quarter Form 10-Q, except that the information contained in the exhibits has been updated, in compliance with generally accepted accounting principles, to the extent necessary to report:

•	The assets and liabilities of Fiserv ISS that are to be disposed as held for sale; and

•	Fiserv ISS’ results of operations and cash flows as discontinued operations.

A footnote has also been added to the Notes to Consolidated Financial Statements contained in Exhibit 99.1. It includes summarized financial information for: (a) the Company; (b) the Guarantor Subsidiaries (as defined below) on a combined basis; and (c) the Company’s non-guarantor subsidiaries on a combined basis. The footnote is included in Exhibit 99.1 because certain wholly-owned, domestic subsidiaries of the Company (“Guarantor Subsidiaries”) will jointly and severally, and fully and unconditionally guarantee the long-term indebtedness the Company expects to incur to finance the acquisition of CheckFree described below. There have been no other events that require an update of the financial statements contained in the 2006 Form 10-K or the First Quarter Form 10-Q.

Acquisition of CheckFree Corporation

On August 2, 2007, the Company entered into an agreement to acquire CheckFree for approximately $4.4 billion in cash at closing. The transaction is subject to customary closing conditions and is expected to close by the end of 2007. Nevertheless, the Company cannot provide any assurance that the acquisition of CheckFree will be consummated within that time frame, or at all. The Company is filing this Current Report on Form 8-K to provide historical financial statements of CheckFree as of and for the three years ended June 30, 2007 and as of and for the three months ended September 30, 2007 and 2006. These historical financial statements are filed as Exhibit 99.3 and Exhibit 99.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited pro forma condensed combined financial statements of the Company giving effect to the proposed dispositions of Fiserv Health and Fiserv ISS and the acquisition of CheckFree are filed as Exhibit 99.5 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains or incorporates by reference “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe objectives or goals are also forward-looking statements. The forward-looking statements included or incorporated by reference in this Current Report on Form 8-K involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from current expectations. The factors relating to the acquisition of CheckFree that could affect the Company’s results include the following: the possibility that the Company may be unable to achieve expected synergies and operating efficiencies from the acquisition within the expected time frames or at all or to successfully integrate CheckFree’s operations into the Company’s operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at CheckFree; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company or others related to the merger agreement; conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the Company may not secure financing for the transaction on the terms anticipated; the amount of the costs, fees, expenses and charges related to the merger and the execution of certain financings that will be obtained to consummate the merger may be different than expected; and the ability of CheckFree and the Company to meet expectations regarding the timing, completion and accounting and tax treatments of the merger may be different than currently planned. The factors relating to the Company’s dispositions of Fiserv ISS and Fiserv Health that could affect the Company’s results include the following: conditions to the completion of the transactions may not be satisfied, or the regulatory approvals required for the transactions may not be obtained on the terms expected or on the anticipated schedule; the Company may not obtain all of the expected proceeds from the transactions; the amount of the costs, fees, expenses and charges related to the dispositions may be greater than anticipated; and the Company and the acquirors of Fiserv ISS and Fiserv Health may not be able to meet the Company’s expectations regarding the timing, completion or accounting and tax treatments of the dispositions. Other factors that may affect the Company’s results include, among others, changes in customer demand for the Company’s products or services, pricing and other actions by competitors, the potential impact of the Company’s Fiserv 2.0 initiatives, general changes in economic conditions and other factors discussed under “Risk Factors” in the 2006 Form 10-K, the Company’s most recent Quarterly Report on Form 10-Q and other documents filed by the Company with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. Readers are cautioned not to place undue reliance upon forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Amendment No. 1 to Credit Agreement, dated November 9, 2007, among Fiserv, Inc. and the financial institutions parties thereto.

(4.2)	Loan Agreement, dated as of November 9, 2007, among Fiserv, Inc. and the financial institutions parties thereto.

(10.1)	Stock Purchase Agreement, dated November 1, 2007, by and among Fiserv, Inc., Fiserv Health, Inc., and United Healthcare Services, Inc.

(23.1)	Consent of Deloitte & Touche LLP with respect to the Company.

(23.2)	Consent of Deloitte & Touche LLP with respect to CheckFree.

(99.1)	Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Financial Statements and Supplementary Data, and Schedule II, Valuation and Qualifying Accounts, portions of the Company’s 2006 Form 10-K.

(99.2)	Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations portions of the Company’s First Quarter Form 10-Q.

(99.3)	Audited consolidated balance sheets of CheckFree as of June 30, 2006 and 2007, the related audited consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended June 30, 2005, 2006 and 2007, and the independent registered public accounting firm’s report related thereto.

(99.4)	Unaudited consolidated balance sheet of CheckFree as of September 30, 2007 and the related unaudited consolidated condensed statements of operations and cash flows for the three months ended September 30, 2006 and 2007.

(99.5)	Unaudited Pro Forma Condensed Combined Financial Statements of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: November 13, 2007	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary

FISERV, INC.

Exhibit Index to Current Report on Form 8-K

Dated November 9, 2007

Exhibit Number	Description

4.1	Amendment No. 1 to Credit Agreement, dated November 9, 2007, among Fiserv, Inc. and the financial institutions parties thereto.

4.2	Loan Agreement, dated as of November 9, 2007, among Fiserv, Inc. and the financial institutions parties thereto.

10.1	Stock Purchase Agreement, dated November 1, 2007, by and among Fiserv, Inc., Fiserv Health, Inc., and United Healthcare Services, Inc.

23.1	Consent of Deloitte & Touche LLP with respect to the Company.

23.2	Consent of Deloitte & Touche LLP with respect to CheckFree.

99.1	Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Financial Statements and Supplementary Data, and Schedule II, Valuation and Qualifying Accounts, portions of the Company’s 2006 Form 10-K.

99.2	Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations portions of the Company’s First Quarter Form 10-Q.

99.3	Audited consolidated balance sheets of CheckFree as of June 30, 2006 and 2007, the related audited consolidated statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2005, 2006 and 2007, and the independent registered public accounting firm’s report related thereto.

99.4	Unaudited consolidated balance sheet of CheckFree as of September 30, 2007 and the related unaudited consolidated condensed statements of operations and cash flows for the three months ended September 30, 2006 and 2007.

99.5	Unaudited Pro Forma Condensed Combined Financial Statements of the Company.